EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report dated February 11, 1994 included in this Form 10-K, into the company's previously filed Registration Statements on Form S-3 No. 33-60893, and Form S-8 Nos. 2-89096, 2-89094, 33-17499,
33-28640, 33-24847 and 33-36030.





/s/ Arthur Andersen & Co.

San Francisco, California
March 9, 1994